Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-292712 on Form S-4 filed on the date herewith of Boost Run Inc. of our report dated March 27, 2026, relating to the consolidated financial statements of Boost Run Holdings, LLC for the years ended December 31, 2025 and 2024, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 27, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-292712 on Form S-4 filed on the date herewith of Boost Run Inc. of our report dated March 11, 2026, relating to the consolidated financial statements of Boost Run Inc. as of December 31, 2025 and for the period from September 5, 2025 (inception) through December 31, 2025, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 27, 2026